Exhibit 99.1
AMENDMENT NO. 3
to
PAY ON SCAN ADDENDUM
This Amendment No. 3 to Pay On Scan Addendum (the “Amendment”) is entered into by AutoZone Parts, Inc. (“AutoZone”) and Motorcar Parts of America, Inc. (“Vendor”) as of the 22nd day of August, 2006, (the “Effective Date”), and is attached to and made a part of the Pay On Scan Addendum dated the 8th day of May, 2004 (the “Addendum”), between AutoZone and Vendor. All capitalized terms not defined herein shall have the meanings ascribed to them in the Addendum.
NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties set forth herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. On the Effective Date, Vendor will sell approximately $23,151,928.96 (“Purchase Price”), constituting all of the products from Vendor that have previously been on Pay-on-Scan (the “Products”) under the terms of the Addendum and under the terms of the Vendor Agreement dated April 6, 2004. The Products are also described in Exhibit A to this Addendum. Upon the sale of the Products, and transfer of the title thereto, to AutoZone, none of the goods sold by Vendor to AutoZone remain on Pay-On-Scan. The title to the Products will transfer to AutoZone on the Effective Date. The final Purchase Price of the Products will be mutually agreed to by the parties no later than September 30, 2006, and will be calculated using AutoZone’s current next in purchase order costs of Products on hand as of the Effective Date. Both parties agree that all claims, shrink issues, invoices and other amounts relating to the Addendum will be settled no later than September 30, 2006, and neither party will have any further recourse against the other party for any issues arising under the Addendum.
2. Effective August 28, 2006, Vendor shall buy from AutoZone cores with a value of $19,963,174.27 and as listed in Exhibit B (the “Core Purchase Credit”). The Core Purchase Credit is being issued to reduce AutoZone’s core investment on selected Vendor part numbers sold to AutoZone. In order to accommodate AutoZone’s tracking of cores for its internal record keeping processes, the cores so purchased by Vendor shall have a value of $.01 per core for tracking purposes.
3. AutoZone agrees to pay the difference between the Purchase Price and the Core Purchase Credit (approximately $3,188,754.69) to Vendor pursuant to the terms of the Vendor Agreement dated April 6, 2004 between the parties (the “Agreement”) on August 27, 2007. The Products will be purchased by AutoZone pursuant to the terms of the Agreement.
4. The Addendum, and any and all amendments thereto, shall be terminated as of the Effective Date.
5. Each of Vendor and AutoZone agrees that it shall maintain the existence of this Amendment and any discussions relating hereto, as well as all of the terms and conditions hereof, strictly confidential and that each will use the same degree of care in maintaining such confidence as it uses to hold its own confidential information confidential, except as ordered by a court or as required by governmental regulation, including the rules and regulations of the Securities and Exchange Commission. Subject to the foregoing exception, this Amendment shall be considered Confidential Information under the Confidentiality Agreement existing between Vendor and AutoZone.
6. The undersigned confirm that the Addendum and the Agreement remain in full force and effect without amendment or modification of any kind, except as set forth in this Amendment. In the event of a conflict between the terms and conditions of this Amendment and those appearing in the Addendum or the Agreement, the terms and conditions of this Amendment shall prevail.

7. Each of Vendor and AutoZone warrants that this Amendment has been duly authorized by it and executed by a duly authorized officer thereof and that this Amendment does not violate or conflict with any existing agreements or laws applicable to it.
     IN WITNESS WHEREOF, the parties have signed this Addendum on the date first above written.

MOTORCAR PARTS OF AMERICA, INC.	AUTOZONE PARTS, INC.

By: /s/ Selwyn Joffe	By: /s/ James A. Shea

Name: Selwyn Joffe	Name: James A. Shea
Title: Chairman President & CEO	Title: Exec. Vice President—Merchandising
Date: 8/22/06	Date: 8-24-06

By: /s/ William C. Rhodes

Name: William C. Rhodes, III
Title: President & CEO
Date: 8-24-06